CUSIP No. 663904209	13G	Page 17 of 19 Pages

Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe such information is inaccurate.

January 10, 2011
Date
HIGHFIELDS CAPITAL MANAGEMENT LP
By: Highfields GP LLC, its General Partner
/s/ Joseph F. Mazzella
Signature
Joseph F. Mazzella, Authorized Signatory
Name/Title
HIGHFIELDS GP LLC
/s/ Joseph F. Mazzella
Signature
Joseph F. Mazzella, Authorized Signatory
Name/Title
HIGHFIELDS ASSOCIATES LLC
/s/ Joseph F. Mazzella
Signature
Joseph F. Mazzella, Authorized Signatory
Name/Title
JONATHON S. JACOBSON
/s/ Joseph F. Mazzella
Signature

CUSIP No. 663904209	13G	Page 18 of 19 Pages

Joseph F. Mazzella, Authorized Signatory
Name/Title
HIGHFIELDS CAPITAL I LP
By: Highfields Associates LLC, its General Partner
/s/ Joseph F. Mazzella
Signature
Joseph F. Mazzella, Authorized Signatory
Name/Title
HIGHFIELDS CAPITAL II LP
By: Highfields Associates LLC, its General Partner
/s/ Joseph F. Mazzella
Signature
Joseph F. Mazzella, Authorized Signatory
Name/Title
HIGHFIELDS CAPITAL III L.P.
By: Highfields Associates LLC, its General Partner

/s/ Joseph F. Mazzella
Signature
Joseph F. Mazzella, Authorized Signatory
Name/Title